UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NII Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1671412 (I.R.S. Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, VA	20190
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
A description of the common stock, par value $0.001 per share, of NII Holdings, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Securities” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-8 (File No. 333-205259) (the “Registration Statement”), filed with the Securities and Exchange Commission on June 26, 2015, which description is incorporated herein by reference.
The Registrant’s common stock has been approved for listing on The NASDAQ Global Select Market under the trading symbol “NIHD.”
Item 2. Exhibits.

Exhibit Number	Exhibit Description	Form	Exhibit	Incorporated by Reference Filing Date
4.1	Amended and Restated Certificate of Incorporation of NII Holdings, Inc.	S-8 (File No. 333- 205259)	3.1	6/26/2015
4.2	Fifth Amended and Restated Bylaws of NII Holdings, Inc.	S-8 (File No. 333- 205259)	3.2	6/26/2015
4.3	Form of stock certificate for common stock, $0.001 par value per share	S-8 (File No. 333- 205259)	4.2	6/26/2015

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NII Holdings, Inc.
Date: July 8, 2015	By:	/s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	Exhibit	Incorporated by Reference Filing Date
4.1	Amended and Restated Certificate of Incorporation of NII Holdings, Inc.	S-8 (File No. 333-205259)	3.1	6/26/2015
4.2	Fifth Amended and Restated Bylaws of NII Holdings, Inc.	S-8 (File No. 333-205259)	3.2	6/26/2015
4.3	Form of stock certificate for common stock, $0.001 par value per share	S-8 (File No. 333-205259)	4.2	6/26/2015